Exhibit 10.1

AMENDMENT NO. 1 TO THE LIZ CLAIBORNE, INC. 2005 STOCK INCENTIVE PLAN

        Pursuant to Section 3.1(a) of the Liz Claiborne, Inc. 2005 Stock Incentive Plan (the “Plan”), the Plan is hereby amended effective as of the date set forth below in the following respects:

        1.     The first sentence of Section 2.10(a) is amended by adding the following to the end thereof:

        “; provided, however, that, the minimum performance period for any performance shares granted hereunder shall be one year”.

        2.     The last sentence of Section 2.9 is amended in its entirety to read as follows:

        “Shares may be thus granted or sold in respect of past services or other valid consideration, provided, however, that any such awards to employees or directors shall involve a number of shares determined by the Committee as being reasonable and shall be identified as being granted in lieu of salary or cash bonus”.

        IN WITNESS WHEREOF, Liz Claiborne, Inc. has caused this instrument to be executed by its duly authorized officer as of the 12th day of July 2005.

LIZ CLAIBORNE, INC.
By: /s/ Nicholas Rubino
Name: Nicholas Rubino